EXHIBIT 5.1

               Opinion of Allen Matkins Leck Gamble & Mallory LLP

                     ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                           333 BUSH STREET, 17th FLOOR
                         SAN FRANCISCO, CALIFORNIA 94104
                               FAX (415) 837-1516
                            TELEPHONE (415) 837-1515

                                 August 31, 2001

E-LOAN, INC.
5875 Arnold Road, Suite 100
Dublin, California 94568

Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by E-LOAN, Inc. (the "Company") of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission on behalf of a selling security holder covering the offering of up to 7,296,978 shares of the Company's common stock (the "Shares"). Those Shares are issuable upon the conversion of a convertible note and the exercise of an outstanding warrant. The convertible note and warrant were previously issued by the Company to the selling security holder in a private transaction.

     In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company's Restated Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents were due execution and delivery are a prerequisite to the effectiveness thereof.

     We do not hold ourselves out as experts in the laws of the State of Delaware and our opinion is based solely on a review of the Delaware General Corporation Law, as reported in unofficial compilations.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

     The Shares, when sold and issued in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable.

     This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.


                                  EXHIBIT 5.1
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

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Allen Matkins Leck Gamble & Mallory LLP


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